FLIGHT TRAINING CENTER MANAGEMENT AGREEMENT

     FLIGHT TRAINING CENTER MANAGEMENT AGREEMENT ("Agreement"), dated January 1, 1996, by and between BRITISH AEROSPACE HOLDINGS,
INC., a Delaware corporation ("BAHI"), and REFLECTONE TRAINING
SYSTEMS, INC., a Delaware corporation ("RTS").

                           WITNESSETH:

     WHEREAS, BAHI is the owner of a flight training center located at 22070 Broderick Drive, Sterling, Virginia 20166; and

     WHEREAS, BAHI wishes to engage RTS to manage the Center and RTS wishes to accept such engagement upon the terms of this Agreement.

     WHEREAS, British Aerospace, Inc., a predecessor of BAHI, and RTS entered into a Flight Training Center Management Agreement, dated as of April 1, 1993, which agreement, the parties hereto agree, is superseded by this Agreement and terminated by the execution of this Agreement.

     NOW THEREFORE, in consideration of the foregoing, of the mutual covenants herein contained, and of other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties, intending legally to be bound hereby, agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, the following definitions shall apply:

     (a)  "Center", shall mean the business known as "Reflectone
Training Center-Dulles" currently operated by RTS at the Center
Facility utilizing the Center Assets.

     (b) "Center Assets" shall mean all of the machinery, equipment (including, but not limited to FTD's and mock-up training equipment), furniture, fixtures, courseware, training materials, data, and other documentation used by RTS in the operation of the Center immediately prior to the effective date of this Agreement, including, but not limited to the Existing Simulators.

     (c) "Center Facility" shall mean the real property and improvements thereto (and common areas associated, directly or indirectly therewith, including, but not limited to, hallways, walkways, lobbies, elevators, parking lots and similar areas) located at 22070 Broderick Drive, Sterling, Virginia 20166, used for the Center (including both the training center and the office and classroom facilities located in the BAHI corporate office building) and more fully described on Exhibit A hereto.

     (d) "Direct Operating Expenses" shall mean direct operating expenses of RTS incurred in the operation of the Center by RTS employees located at the Center Facility. In no event shall Direct Operating Expenses include the general and administration or overhead expenses incurred by RTS or any of its affiliates
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supporting the operation of the Center.

     (e) "Existing Simulators" shall mean the aircraft flight simulators described on Exhibit B hereto.

     (f) "New Simulators" shall mean any and all aircraft flight simulators utilized in the Center at any time during the term of this Agreement other than the Existing Simulators.

2.   ENGAGEMENT OF RTS.

     BAHI hereby engages RTS to operate and manage the Center, and RTS hereby accepts such engagement, upon the terms and conditions set forth below.

3.   DUTIES AND OBLIGATIONS OF BAHI.

     (a) Except as otherwise provided in Section 8(b) hereof, at all times during the term of this Agreement, BAHI, at BAHI's cost and expense (except as otherwise stated in this Agreement), shall make the Center Facility and the Center Assets exclusively available to RTS for the conduct of the business operations of the Center. Anything to the contrary herein notwithstanding, nothing herein shall be construed as a sublease or other assignment of any lease relating to any Existing Simulator.

     (b) BAHI, in its sole discretion may require RTS to occupy alterative office and/or classroom facilities during the Term. In the event BAHI requires RTS to occupy alterative facilities such alternative facilities shall then constitute a part of the "Center Facility".

     (c) BAHI shall cooperate with RTS, if necessary, in the maintenance of all licenses and permits necessary or required to operate the Center in compliance with applicable laws, including without limitation, all licenses and permits required by the FAA.

4.   DUTIES AND OBLIGATIONS OF RTS.

     During the term of this Agreement:

     (a)  RTS shall operate and manage the Center.

     (b) RTS shall provide, at its expense, all of the employees deemed necessary by RTS for the operation of the Center.

     (c) RTS shall, during the term of this Agreement, maintain the same casualty and liability insurance (including but not limited to using its best efforts to maintain the same type of coverage, limits and deductibles) covering the operations of the Center as were carried by RTS immediately prior to the date of this Agreement. Such insurance shall name BAHI as an additional insured.

     (d) RTS shall maintain all licenses and permits necessary or required to operate the Center in compliance with applicable laws, including, without limitation, all licenses and permits required by the FAA.

     (e)  RTS shall invoice and collect payments from the Center's
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customers for services performed by the Center. Such payments shall be solely for the account of BAHI and remitted monthly by RTS as instructed by BAHI from time to time. Amounts not collected within twelve (12) months of providing services shall be turned over to BAHI for collection or other disposition.

5.   CENTER OPERATIONS.

     During the term of this Agreement, RTS may make such additions, deletions and alterations to the operations of the Center as RTS shall, in its sole discretion, deem necessary; provided, however, except as otherwise agreed in writing by BAHI, RTS shall, continue to utilize the Existing Simulators at the Center throughout the current term of any lease through which the device is being provided to the Center and shall not alter the overall general nature of the business of the Center.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BAHI.

     BAHI hereby represents, warrants and covenants to RTS as follows:

     (a) Authority. BAHI has full power, right, and authority to execute and perform this Agreement in accordance with the terms hereof

     (b) Validity. This Agreement has been duly and validly executed by BAHI and, upon delivery thereof by BAHI, will constitute a legal, valid, and binding obligation of BAHI enforceable against BAHI in accordance with its terms.

     (c) Compliance With Laws and Contracts. The execution, delivery, and performance of this Agreement by BAHI in compliance with the terms and provisions hereto does not conflict with, or result in a breach of, any of the terms, conditions, or provisions of any mortgage, lien, or other security arrangement or any agreement, instrument, order, judgment, decree, or any other restriction of similar kind or character to which BAHI is a party or is otherwise bound which will result in any material adverse effect upon the Center Facility or the Center Assets.

     (d) No Violation. BAHI is not in violation of, or, to the knowledge of BAHI, under investigation with respect to or threatened to be charged or given notice with respect to, any statute, rule, regulation, order, judgment, injunction, decree, or other law, of any court or governmental authority relating directly or indirectly to the business of the Center which would have a material adverse effect on the business of the Center.

     (e) Legal Proceedings. There are no claims, actions, suits, inquiries, investigations, or other proceedings, pending or, to the best knowledge of BAHI, threatened or imminent, relating to the Center before any court or governmental body; nor is there any reasonable basis for any such proceedings. BAHI is not subject to any judgment, order, decree, or any governmental restriction which is likely to result in any change in or effect on the Center that is materially adverse to the business, properties, earnings, prospects, or condition (financial or otherwise) of the Center.

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7.   REPRESENTATIONS AND WARRANTIES OF RTS.

     RTS hereby represents and warrants to BAHI as follows:

     (a) Authority. RTS has full power, right and authority to execute and perform this Agreement in accordance with the terms hereof

     (b) Validity. This Agreement has been duly and validly executed by RTS and, upon delivery thereof by RTS, will constitute a legal, valid, and binding obligation of RTS enforceable against in accordance with its terms.

     (c) Compliance with Law and Contracts. The execution, delivery, and performance of this Agreement by RTS in compliance with the terms and provisions hereof does not conflict with, or result in a breach of, any of the terms, conditions, or provisions of any mortgage, lien, or other security arrangement or any agreement, instrument, order, judgment, decree, or any other restriction of similar kind or character to which RTS is a party or is otherwise bound and will not result in the declaration of imposition of any lien, charge, or other encumbrance of any nature whatsoever upon the Center Facility or the Center Assets.

     (d) No Violation. RTS is not in violation of or to the best in knowledge of RTS, under investigation with respect to or threatened to be charged or given notice with respect to, any statute, rule, regulation, order, judgment, injunction, decree, or other law, of any court or governmental authority which would have a material adverse effect upon the business of the center.

     (e) Legal Proceedings. There are no claims, actions, suits, inquiries, investigations or other proceedings, pending or, to the best knowledge of RTS, threatened or imminent relating to the Center before any court or government body, nor is there any reasonable basis for any such proceedings. RTS is not subject to any judgment, order, decree, or any governmental restriction which is likely to result in any change in or effect on the Center that is materially adverse to the business, properties, earnings, prospects, or condition (financial or otherwise) of the Center.

8.   TERM; EVENTS OF Termination.

     (a) Term. The term of this Agreement shall commence on the date of this Agreement and, subject to early termination pursuant to the terms of this Agreement, terminate on the three (3) year anniversary of such date.

     (b) Events of Termination. The obligations of the parties under this Agreement shall terminate upon the earliest to occur of the following:

          (i) the delivery of a written termination notice by either party six (6) months prior to the effective date thereof;

          (ii) either party's delivery of notice to the other to the effect that an Event of Cause (as hereinafter defined) has occurred;
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          (iii)either party's delivery of notice to the other
               to the effect that a Force Majeure Event (as hereinafter defined) has occurred; or

          (iv) the mutual written agreement of the parties.

     (c) For purposes of this Section 8, the following terms shall have the following meanings:

          (i) "Event of Cause" shall mean the commission by either party hereto of a material breach of any representation, warranty, agreement, covenant, provision, term, condition, or undertaking set forth in this Agreement and such material breach is not cured within sixty (60) days after receipt of written notice from the non-breaching party.

          (ii) "Force Majeure Event" shall mean any event not within either party's reasonable control which has the effect of rendering the performance by the affected party of its obligations under this Agreement impossible, impracticable or which substantially frustrates the purpose of this Agreement, including, without limitation, accident, fire, casualty, riot, war, medical epidemic, civil disturbance, strike, lockout or other labor dispute, act of God, order, rule, regulation, or other act of any governmental body or authority or absence of power or essential utility or other essential services, in each case in respect of the Center or operation or management hereof

9.   COMPENSATION.

     (a) Direct Operating Expenses. RTS's budget for Direct Operating Expenses for the first twelve (12) months of the Term of this Agreement has been approved by BAHI and is listed in Exhibit
C. During the term of this Agreement, revisions to the operating budget may be made for unbudgeted scope changes with the prior approval of BAHI. Thereafter during the Term of this Agreement, RTS shall submit a budget for RTS's Direct Operating Expenses and a business plan for the Center for the upcoming year by November 1 of the current year. Such budget for Direct Operating Expenses and business plan for the Center must be approved in writing by BAHI prior to December 30 of such current year. No RTS Direct Operating Expenses shall be reimbursed by BAHI to RTS until such budget and business plan are approved, in writing by BAHI. BAHI shall reimburse RTS for the Direct Operating Expenses that have been budgeted, incurred and approved by BAHI, monthly, in arrears, after submission of such Direct Operating Expenses to BAHI by RTS. RTS shall, upon the request of BAHI, supply BAHI with all information requested by BAHI concerning the Direct Operating Expenses.

     (b) Annual Fee. In addition to payment referred to in Section 9(a), BAHI shall pay to RTS an annual fee of five hundred thousand dollars ($500,000), payable in advance, in equal quarterly installments.

     (c)  Revenues. All revenues earned by the operation of the
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Center shall be for the account of BAHI and the resulting cash collections from customers shall be remitted monthly by RTS as instructed by BAHI from time to time. RTS shall use its best efforts to collect such amounts from customers. Accounts which are over ninety (90) days overdue will be reviewed jointly by BAHI and RTS with BAHI ultimately determining the disposition of accounts.

10.  CENTER FACILITY.

     (a) Use. RTS shall use and occupy the Center Facility for the operation of the Center and for no other purpose. BAHI represents that the premises may lawfully be used for such purpose.

     (b) Care of Premises. RTS shall commit no act of waste and shall take good care of the Center Facility and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Center Facility, conform to all laws, orders, and regulations of the federal, state, and municipal governments or any of their departments. Except where the repair has been made necessary by misuse or neglect by RTS or RTS's agents, employees, visitors, or licensees, BAHI shall maintain and repair the Center Facility at BAHI's sole expense.

     All improvements made by RTS to the Center Facility which are so attached to the Center Facility such that they cannot be removed without material injury to the Center Facility, shall become the property of BAHI upon installation. The above notwithstanding, all training equipment, including any simulators owned by RTS shall at all times remain the property of RTS, absent specific written title transfer to BAHI, whether or not attached to the Center Facility. Not later than ninety (90) days after the last day of this Agreement, RTS shall, a RTS's expense, remove all of RTS's personal property and those improvements made by RTS which have not become the property of BAHI, including trade fixtures, cabinetwork, movable paneling, partitions, and the like; repair all injury done by or in connection with the installation or removal of such property and improvements; and surrender the Center Facility in as good condition as it was at the beginning of the term, reasonable wear and tear excepted. All property of RTS remaining on the premises after ninety (90) days following the last day of the term of this Agreement shall be conclusively deemed abandoned and may be used or removed by BAHI, and RTS shall reimburse BAHI for the cost of such removal.

     (c) Alterations. RTS shall not, without first obtaining the written consent of BAHI, make any material alterations, additions, or improvements in, to, or on and about the Center Facility.

11.  CENTER ASSETS.

     Assets Necessary to the Business. BAHI owns or leases all of the properties, assets, and rights which are currently used or which are reasonably necessary to carry on its business and operations as currently conducted and all such properties, assets, and rights will be made available by BAHI to RTS for the management and operation of the Center as described herein.

12.  INDEMNIFICATION.

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     (a)  Indemnification.

          (i) BAHI shall indemnify, defend, and hold harmless RTS from and against any and all losses, liabilities, damages, obligations, payments, costs, and expenses (including, without limitation, the costs and expense of any and all actions, suits, proceedings, judgments, settlements, and compromises relating thereto, and reasonable attorneys' fees in connection therewith) (collectively, "Indemnifiable Losses" and each an "Indemnifiable Loss") of RTS arising, directly or indirectly, not of or due to a breach of any of the representations, warranties, covenants, agreements, or undertakings of BAHI contained in this Agreement.

          (ii) RTS shall indemnify, defend, and hold harmless BAHI from and against any and all Indemnifiable Losses of BAHI arising, directly or indirectly, out of or due to a breach of any of the representations, warranties, covenants, agreements, or undertakings, of RTS contained in this Agreement.

     (b) Procedure for Indemnification. If a party entitled to indemnification pursuant to Section 12(a)(i) or Section 12(a)(ii) (the "Indemnitee") receives notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any action or proceeding (a "Third Party Claim") with respect to which another party to this Agreement (the "Indemnifying Party") is obligated to provide indemnification, the Indemnitee shall give the Indemnifying Party notice thereof after becoming aware of such Third Party Claim. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party,s own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall within thirty (30) days (or sooner if the nature of the Third Party Claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defenses against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise, or defend such Third Party Claim without waiving its claim for indemnification hereunder. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee shall settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available, on a reasonable basis to the Indemnifying Party, any personnel or any books, records, or other documents within its control that are necessary for such defense.

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     Any claim on account of an Indemnifiable Loss which does not result in a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. The Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If the Indemnifying Party does not respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such thirty (30) day period and rejects such claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to such party by applicable law.

     (c) Remedies Cumulative. The remedies provided in Section 12 shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against an Indemnifying Party.

13.  MISCELLANEOUS PROVISIONS.

     (a) Relationship of the Parties. The parties hereby understand and agree that the relationship between BAHI and RTS created by this Agreement shall be that of an independent contractor or an independent subcontractor and that nothing contained herein shall create a partnership, joint venture, or relationship of principal and agent between BAHI and RTS.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, transmitted by telegram, telex or telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          (i)  If to BAHI to:

               22070 Broderick Drive
               Sterling, Virginia 20166
               Attention: Paul L. Harris
               Senior Vice President and General Manager

          (ii) If to RTS to:

               4908 Tampa West Boulevard
               Tampa, Florida 33634
               Attention: Anthony S. Brancato
               Executive Vice President

or to such other address as the person to whom notice is given may have previously furnished to the other parties in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     (c) Successors. This Agreement and all terms and provisions hereof shall be binding upon and shall inure to the benefit of all of the parties hereto, and their legal representative, heirs, successors, and assigns, except as expressly herein otherwise provided.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws, but not the rules relating to choice of laws, of the Commonwealth of Virginia.

     (e) Assignability. Either party may assign this Agreement and its right and obligations hereunder, to an affiliate thereof (including Aero International (Regional)) without the prior consent of, but upon notice to, the other party, but neither party may otherwise assign this Agreement without the prior written consent of the order.

     (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     (g) Entire Understanding. This Agreement constitutes the entire understanding between the parties hereto and supersedes any prior understandings and agreements, written or oral, between them respecting the subject matter hereof.

     (h) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

     (i) Amendments. This Agreement may only be amended upon the prior written agreement of BAHI and RTS.

     (j) Further Assurances. Each of the parties shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof

     (k) Attorneys' Fees. In the event of litigation between the parties arising directly or indirectly pursuant to this Agreement, the prevailing party shall be entitled to the reimbursement of all costs (including reasonable attorneys' fees at the trial and appellate court levels) from the non-prevailing party.

     (l) Headings and Captions. The titles or captions of section and subsections contained in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and, therefore, such titles or captions do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever.

     (m) Gender and Number. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, and to the singular or plural, as the identity of the person or entity or person or entities may required.
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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

                               BRITISH AEROSPACE HOLDINGS, INC.

                               By:    Paul L. Harris
                                  -----------------------------
                               Name:  Paul L. Harris

                               Title:  Senior Vice President and
                                          General Manager

                               Date:  21 December 1995


                               REFLECTONE TRAINING SYSTEMS, INC.

                               By:    Anthony S. Brancato
                                  ------------------------------
                               Name:  Anthony S. Brancato

                               Title:  Executive Vice President

                               Date:   21 December 1995

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